Exhibit 99.2

The Shell Law Firm, PLLC

Martin Shell (MS 5689)

11 Broadway, Suite 615

New York, New York 10004

Telephone: (646) 616-3983

Facsimile: (212) 480-8560

Counsel for Plaintiff

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

SAVEENE CORP. and AMERICAN	:	CIVIL ACTION NO. 1:21-cv-00399
DIVERSIFIED HOLDINGS CORP.	:
:
Plaintiffs,	:
	:	AMENDED
-against-	:	COMPLAINT
:
ERNEST B. REMO, AMERICAN DIVERSIFIED	:
HOLDINGS CORP. (Wyoming), AND ACTION	:
STOCK TRANSFER CORP.	:
:
Defendants	:

Saveene Corp. (“Saveene”) and American Diversified Holdings Corp. (“ADHC”) (collectively “Plaintiffs”) for its complaint against Ernest B. Remo, American Diversified Holdings Corp. (Wyoming) and Action Stock Transfer Corp. states as follows:

NATURE OF THE ACTION

1.               This action arises from Ernest B. Remo’s theft of identity of Plaintiff ADHC (originally a Nevada Company, now organized in New York) from Saveene along with Action Stock Transfer Corp.’s complicit behavior to facilitate Remo’s capricious and egregious conduct.

2.               By this action Plaintiffs seek to enjoin Defendants from inflicting any further harm upon Plaintiffs and damages in excess of $2,000,000.00, among other requested relief.

PARTIES

3.               Saveene is a duly organized and existing Florida corporation with its principal place of business located at 500 S Australian Ave #600 West Palm Beach Fl 33401.

4.               ADHC is a duly organized and existing New York Corporation with its principal place of business located at 500 S Australian Ave #600 West Palm Beach Fl 33401.

5.               Ernest B. Remo (“Remo”) is an individual residing in California and maintains an office at 122 15th Street, #2568, Del Mar, CA 92014.

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6.               American Diversified Holdings Corp. (Wyoming) is a duly organized and existing Wyoming Corporation with its principal place of business located at 122 15th Street, #2568, Del Mar, CA 92014 (“ADHC Wyoming”).

7.               Action Stock Transfer Corp. (“AST”) is a duly organized and existing Utah Corporation with its principal place of business located at 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121.

JURISDICTION AND VENUE

8.               This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. § 1332 (diversity jurisdiction). Plaintiffs and Defendants are citizens of different states, with Saveene domiciled in Florida, ADHC organized and existing in New York, Remo and ADHC Wyoming operating in California, and AST organized in Utah, and the amount in controversy is more than $500,000.00.

9.               Venue is proper in this district pursuant to 28 U.S.C. § 1391b(2) and (3) because a substantial part of the events or omissions occurred in this district and there is no other district where this action may be brought and ADHC is subject to personal jurisdiction in this district.

FACTUAL ALLEGATIONS AND BACKROUND

10.            On or about June 6, 2019, Remo, as seller, agreed to sell his controlling interest in ADHC, a Nevada company at the time, which totaled 100,000 preferred shares, to Saveene pursuant to a certain stock purchase agreement. A true copy is attached hereto as Exhibit A. This block of stock represents control of the ADHC entity.

11.            Pursuant to the purchase agreement Remo and Saveene agreed that as consideration for Remo’s controlling interest the following was to occur:

a.	Announce a strategy to completely reinvent ADHC and bring in a new management team, enter into an LOI with Saveene and upon execution of the LOI, management of ADHC agrees not to issue any press release or any other communication in the public domain. ADHC will then file required disclosures with OTC markets, an 8K with the SEC and then a press release.

b.	The existing management and preferred shareholder and director will resign on the day of the closing of the transaction

c.	The existing managements agrees to rescind the previous transactions agreed to, specifically brazos and the hemp business and return 160 million shares previously issued to the corporate treasury.

d.	Upon closing the transaction, new management will embark on a stock awareness program designed to enhance shareholder value and to prepare for a rule 144A financing for the company

e.	In exchange for retiring the ADHC debt owed to Remo, new management will issue 60 million shares of rule 144 stock to Remo representing 9.6% of the Pro Forma shares on a non-dilutive basis. ADHC will file a form 13G with the SEC showing Remo as a 9.9% shareholder.

f.	On or before the closing date current management will notify Action Stock Transfer and the State of Nevada of the new management structure and control share transfer.

g.	Current ADHC managements and its chairman will execute a partnership agreement whereby ADHC will have a 60% consolidation or consolidator rights to sell fractional yachts for www.saveene.com under its own private brand name.

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h.	EBR (Remo) agrees to serve as a consultant to the company for a period of 120 days post-closing to assist with a proposed reverse share split and logistical matters. The reverse share split will be .03 per share.

Savenne specifically agrees

i.	Immediately upon closing of the transaction to create and release a website similar to www.savenne.com which will be the ADHC consolidator portal. See https.//americandiversifiedholdings.com

j.	The buyers will report all revenues earned through the consolidator portal to ADHC and its shareholders via OTC markets

k.	The buyer agrees to file a regulation A+ registration statement with the SEC and name EBR (Remo) as a selling shareholder for the 9.6% shares issued to him. This will be filed post reverse share split.

l.	The RegA+ will be for a proposed $3 million with funds to be used towards the sale of existing inventory and for the purchase of additional vessels.

12.            The crux of the sale was for Saveene to bring ADHC current with OTC Markets and to introduce a merger in exchange for shares.

13.            All of the foregoing events occurred.

14.            On or about June 6, 2019, Remo’s controlling interest in ADHC was transferred to Saveene.

15.            AST performed the transfer from Remo to Saveene.

16.            At the same time, Remo resigned as CEO of ADHC and Alex Sentic was appointed as Interim COO and Daniel Sobolewski was appointed as Interim CEO. True copies of Remo’s resignation and board resolution are attached hereto as Exhibit B.

17.            Upon the transfer of Remo’s shares Saveene controlled ADHC and proceeded to update ADHC’s Nevada fillings as well as other market fillings including OTC Markets (“OTC”). More specifically, 8-K statements were filed on June 20, 2019, October 1, 2019 and April 15, 2020.

18.            For nearly the next 12 months Saveene controlled and operated ADHC without interruption.

a.	On or about June 3, 2019, new management was appointed and 8k filed with SEC. Also on June 3, 2019, ADHC signed a Letter of Intent (“LOI”) to effectively change management and move into a new direction more aligned with the corporate vision;

b.	On or about June 9, 2019, Saveene management issued 53,160,001 or 9.6% shares to Remo and filed with the SEC the required 8k as a voluntary filer;

c.	On or about October 1, 2019, Saveene in accordance with the LOI previously executed with Remo and as part of the purchase price filed another 8k with OTC Markets which appointed new Officers and Directors and two separate mergers with a Canadian Real Estate holding Co and a Spain commercial roofing Co.,occurred;

d.	About the same time the following officer designations were made: Mr. Jacinto Ródenas Jiménez were appointed as a Chief Executive Officer of ADHC; Mr. Jacinto Ródenas Jiménez and Mr. Sergio Bellosta Suárez were named the officer and director of Canadian real estate company, Keene Realty Developments, Inc.; Mr. Albert Vendrell was named the officer and director of Spain roof enhancement company - Tradictus , S.L.; Mr. Jacinto Ródenas Jiménez and Mr. Sergio Bellosta Suárez was named the officer and director of American Diversified Holdings Corp. (ADHC); Mr. Daniel Sobolewski, current interim CEO stayed on in a capacity of a consultant and USA representative in capacity of liaison to the International companies;

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e.	ADHC successfully completed merger with a Spain based roofing company as well as with Canadian RE Development company;

f.	ADHC to exchange 250.000.000 of common shares for 100% of Keene Realty Developments, Inc. Canada Company & 51% of Tradictus, S.L;
g.	On or about Oct 21, 2019, ADHC recapitalized to 2 billion shares and paid the required fee to Nevada. The additional shares were used to pay for all mergers and new subsidiaries of ADHC. The Company filed another 8k announcing this event to the market;

h.	On or about January 21, 2020, The Spanish operating company defaulted on its monthly obligations to the transfer agent and to Saveene. That default was recognized in a 14c form with SEC as part of ADHC’s management’s fiduciary duty to its shareholders followers and stakeholders;

i.	On or about April 15, 2020, ADHC’s management filed an 8k with SEC advising the markets that the Spanish company is suffering certain financial set backs and order cancellations as part of COVID 19 pandemic. Saveene as the preferred shareholder agreed to assist the Spanish Company in a work out arrangement and to find a new suitable merger replacement for ADHC;

j.	None of these internal private operating matters or those disclosed in the public domain have anything to do with ex-Management and ex-shareholder Ernest Remo.

19.            In the Spring of 2020 and despite the foregoing Remo setoff to hijack ADHC.

20.            On or about April 28, 2020, Remo contacted Saveene and asked for the status of ADHC.. Remo also indicated he was interested in liquidating his shares. Saveene advised Remo that notwithstanding any differences with the Spain Co., the Canada operation is alive and well in ADHC. Saveene reminded Remo that the control block sale closed with no recourse or survival clauses stipulated in their share purchase agreement.

21.            Without any prior notice to Saveene or authority, Remo dissolved ADHC in Nevada. Nevada is considered an “open State” meaning any third party may dissolve an entity without proof of control or being an officer or Director of the Company so long as a small filing fee is paid and proper paper work is filed.

22.            A day earlier on April 27, 2020, Remo formed an entirely new company in Wyoming, which he also called American Diversified Holdings Corporation or ADHC Wyoming, for no other reason but to hijack the ADHC’s identity. In this regard, the Wyoming State filing fails to include any symbol or representation that this entity previously existed and relocated, as is commonly done i.e. Merge Out. Nor for that matter does the Nevada filing state that the entity was “merged out” as is customary. Moreover, ADHC Wyoming allotted 1,000, 000,000.00 shares of stock while ADHC allotted 2,000,000,000.00 shares of stock. A true copy of ADHC Wyoming formation documents are attached as Exhibit C. ADHC Wyoming is a brand new private company and has no affiliation with ADHC, which is a public company quoted on OTC Markets.

23.            Although ADHC Wyoming is an entirely new company, Remo has knowingly and intentionally represented to investors and the public at large that ADHC Wyoming is one in the same with ADHC by asserting that ADHC re-domiciled itself in Wyoming.

24.            As a matter of law, ADHC Wyoming is an entirely new entity that has nothing to do with ADHC, yet Remo has asserted that ADHC has re-domiciled itself in Wyoming, to gain all the benefits of ADHC, which it is not entitled to.

25.            Notably, Remo retained counsel who filed correspondence with OTC representing that ADHC Wyoming and ADHC are the same entity, despite ADHC Wyoming filings to the contrary.

26.            No such “redomicile” documentation exist between the true ADHC and Wyoming ADHC. Even if these non-existent documents are produced and signed by Ernest Remo or his associates these documents are invalid as Remo sold his control block in ADHC and Remo and or his associates resigned and or were never duly appointed officers and or Directors of ADHC post Saveene acquisition.

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27.            Saveene, upon discovering Remo’s theft, demanded that Remo immediately cease and desist from interfering with ADHC and demanded that Remo reinstate ADHC in Nevada. Such demand was made on or about July 3, 2020. Remo refused and falsely asserted that he was still entitled to his controlling interest in ADHC.

28.            For several months thereafter Saveene attempted to resolve this matter to no avail. As a result, Plaintiffs have no choice but to commence this action.

29.            Due to the foregoing Saveene has suffered damages in excess of $500,000.00.

a.	To reinstate ADHC in Nevada will cost $5,300.00. Plaintiff has been ready, willing and able to pay this but has delayed payment due to the likelihood of Remo dissolving the company upon Plaintiff reinstating.

b.	Plaintiff paid Nevada to recapitalize two (2) Billion shares approximately $4,000.00.

c.	Plaintiff paid AST approximately $3,000.00

d.	The Defendant Remo issued millions of shares in the Nevada ADHC Co. to himself and others and entered into various convertible note type loan instruments. The total amount of the damage is unknown. The Plaintiff estimates this loss to be about One Hundred (100) Million shares as per the Defendants filings on OTC Markets or about $320,000 based on the share price of 0.0032 as of Jan 6, 2020.

e.	The cost of a new OTC Markets shell to relocate the Canadian Real Estate Co. currently in ADHC and all legal work accounting and similar is a minimum of $200,000. 00

30.            Remo’s egregious conduct has been furthered by AST’s own egregious conduct.

31.            Upon Remo’s formation of ADHC Wyoming and refusal to cease interfering with ADHC, ADHC and Saveene on behalf of itself repeatedly reached out to AST to address Remo’s actions to no avail.

32.            AST completely ignored Saveene and ADHC.

33.            At the same time AST acknowledged that Remo held the controlling interest in ADHC despite the fact that AST had transferred Remo’s interest to Saveene to ADHC’s determinant. AST also recognized Remo as an officer of ADHC thereby allowing him to file on OTC.

34.            Despite Remo’s lack of authority, AST accepted a payment from Remo for an outstanding ADHC bill and then granted Remo access with OTC as “The ADHC A Nevada Co.”

35.            On or about August 1, 2020, AST was also on notice of Remo’s efforts to regain 262,500,000.00 shares of ADHC stock from an incomplete merger.

36.            AST knowingly and intentionally recognized Remo’s efforts without consulting with ADHC or even responding to ADHC’s requests to intervene.

37.            AST’s recognition of ADHC Wyoming and or Remo’s interest in ADHC has advanced/contributed-to Remo’s theft causing significant harm to ADHC. Without AST’s cooperation Remo could not carry out his hijacking.

38.            ADHC and AST were parties to a certain agreement dated February 25, 2008 wherein the parties agreed that AST was appointed Transfer Agent and Registrar for the securities of the Company (the “Agreement”).

39.            In relevant part, the Agreement states, “[AST] shall make original issues of securities upon the written request of the Company and upon being furnished with a copy of a resolution of the Board of Directors of the Company authorizing such issue certified by the Corporate Secretary.

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40.            The Agreement also states, Transfer of securities shall be made and effected by AST and shall be registered and new certificates issued upon surrender of the old certificates, in form deemed by AST properly endorsed for transfer, with all necessary endorser’s signatures guaranteed in such manner and form as AST requires by a guarantor reasonably believed by Action to be responsible accompanied by such assurances as AST shall deem necessary or appropriate to evidence the genuineness and effectiveness of such necessary endorsement, and satisfactory evidence of compliance with all applicable laws relating to collection of taxes, if any that all transfer of securities and issuance and certificates shall be at a fee chargeable by Action at its discretion. Such fee to be paid by such person, persons, firms or corporations requesting such transfer.

41.            Furthermore the Agreement states AST shall maintain customary records in connection with its agency, all of which shall be available for inspection by the Company at all reasonable times.

42.            AST breached its obligations under the Agreement when it recognized Remo as CEO and his alleged ownership interest in ADHC.

43.            At no time was AST provided with any request by ADHC to issue securities to Remo that included a resolution of the Board of Directors authorizing issuance certified by the Corporate Secretary.

44.            At no time was AST provided with any older certificates when AST recognized Remo as CEO and his alleged ownership interest in ADHC.

45.            AST’s records showed or should have showed that Remo transferred his controlling interest on or about June 6, 2019.

46.            As a result ADHC has suffered substantial loses in an amount to be determined by the Court but not less then $2,000,000.00. Notably, ADHC arranged for two mergers that fell through once Remo was recognized by ADHC.

First Cause of Action

(Breach of Contract)

47.            Plaintiffs repeat and reallege the allegations set forth in paragraphs 1 through 46 as though set forth fully herein.

48.            Remo and Saveene are parties to a certain stock purchase agreement.

49.            Pursuant to the agreement Remo, as seller, agreed to sell his controlling interest in ADHC to Saveene, as buyer, in exchange for certain consideration including bringing ADHC current with OTC and to introduce a merger in exchange for shares.

50.            Saveene fully performed its obligations under the agreement.

51.            Remo in accordance with the agreement transferred his interest and resigned from ADHC.

52.            Despite transferring his interest and resigning from ADHC, Remo is in breach of the parties’ agreement and has exercised control over ADHC to Saveene’s determinant.

53.            As a result of the foregoing Saveene has sustained suffered damages in excess of $500,000.00.

Second Cause of Action

(Breach of the Covenant of Implied Good Faith and Fair Dealing)

54.            Plaintiffs repeat and reallege the allegations set forth in paragraphs 1 through 53 as though set forth fully herein.

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55.            A duty of good faith and fair dealing was implied in the purchase agreement.

56.            Remo has breached the implied duty of good faith and fair dealing by continuing to attempt to exercise control over ADHC despite his transfer of shares and his resignation.

57.            As a result of the foregoing Saveene has sustained suffered damages, which exceed $500,000.00.

Third Cause of Action

(Conversion)

58.            Plaintiffs repeat and reallege the allegations set forth in paragraphs 1 through 57 as though set forth fully herein.

59.            Saveene owns a controlling interest in ADHC.

60.            Saveene is the rightful owner of Remo’s controlling interest in ADHC.

61.            Without any authority Remo and ADHC Wyoming assumed and exercised Saveene’s rights over ADHC to the exclusion of Saveene’s superior rights in ADHC. Notably, Remo caused to file with OTC certain quarterly and annual reports that fail to identify or disclose Saveene’s interest in ADHC.

62.            Remo and ADHC Wyoming have taken Saveene’s rights and interests in ADHC without Saveene’s approval.

63.            Remo and ADHC Wyoming have used ADHC without any right or title to do so.

64.            By virtue of all the allegations herein Remo and ADHC Wyoming are liable for conversion.

65.            As a result of Remo’s and ADHC Wyoming’s conduct Saveene has suffered damages in excess of $500,000.00.

Fourth Cause of Action

(Theft)

66.            Plaintiffs repeat and reallege the allegations set forth in paragraphs 1 through 65 as though set forth fully herein.

67.            Without authorization, Remo and ADHC Wyoming have used ADHC and or exercised control over ADHC to commit fraud.

68.            Without authorization Remo and ADHC Wyoming have used ADHC’s identity and or exercised control over ADHC’s identity to commit fraud.

69.            Remo and ADHC Wyoming knowingly obtained or used, or endeavored to obtain or use, ADHC (which is controlled by Saveene) with felonious intent either temporarily or permanently to deprive Saveene of its rights in ADHC for their own unlawful use.

70.            As a direct and proximate result of Remo’s and ADHC Wyoming’s actions, Saveene has suffered damage in excess of $500,000.00.

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Fifth Cause of Action

Unjust Enrichment

71.            Plaintiffs repeat and reallege the allegations set forth in paragraphs 1 through 70 as though set forth fully herein.

72.            By reason of the foregoing, Remo and ADHC Wyoming derived a valuable benefit in the use of ADHC and have therefore been unjustly enriched all to the damage of Saveene in the sum of at least $500,000.00 together with interest according to law.

73.            The circumstances are such that equity and good consciences require Remo and ADHC Wyoming to make full restitution to Saveene for all damages caused.

Sixth Cause of Action

(Injunction)

74.            Plaintiffs repeat and reallege the allegations set forth in paragraphs 1 through 73 as though set forth fully herein.

75.            Remo’s and ADHC Wyoming’s egregious conduct has inflicted substantial harm upon Saveene.

76.            Any further interference by Remo and ADHC Wyoming will cause Saveene irreparable harm, including but not limited to the inability to effectively deploy capital to support its strategic business plan and maximize profit share.

77.            Unless the Court enjoins Remo and ADHC Wyoming from interfering with Saveene’s rights over ADHC, Saveene will continue to suffer immediate and irreparable harm.

78.            Remo and ADHC Wyoming have employed devices, scheme and artifices to defraud, made untrue statements of material facts or omitted to state material facts necessary to make the statements not misleading and have engaged in acts, practices and course of business which operated as fraud and deceit upon Saveene and the other shareholders of ADHC and they did so with the intent to deceive Saveene and the other shareholders.

79.            Saveene has no adequate remedy at law.

80.            By reason of the allegations herein Saveene is entitled to an injunction preventing Remo and ADHC Wyoming from further interfering with ADHC and Saveene’s rights in ADHC.

Seventh Cause of Action

(Tortious Interference with Prospective Business Relations against Remo and ADHC Wyoming)

81.            Plaintiffs repeat and reallege the allegations set forth in paragraphs 1 through 80 as though set forth fully herein

82.            Saveene has/had a business relationship with ADHC, ADHC’s shareholders and ADHC’s investors among others.

83.            Remo and ADHC Wyoming knew of Saveene’s prospective business relationships with third parties including ADHC’s shareholders and ADHC’s investors.

84.            Remo and ADHC Wyoming intentionally interfered with Saveene’s third party relationships.

85.            Remo and ADHC Wyoming acted solely out of malice, or used dishonest, unfair or improper means.

86.            Remo’s and ADHC Wyoming’s interference caused injury to Saveene’s third party relationships.

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87.            As a direct and proximate result of Remo’s and ADHC Wyoming’s actions, Saveene has suffered damage in excess of $500,000.00.

Eighth Cause of Action

(Breach of Contract against AST)

88.            Plaintiff repeats and realleges the allegations set forth in paragraphs 1 through 87 as though set forth fully herein.

89.            ADHC and AST are parties to the Agreement.

90.            In relevant part, the Agreement states, “[AST] shall make original issues of securities upon the written request of the Company and upon being furnished with a copy of a resolution of the Board of Directors of the Company authorizing such issue certified by the Corporate Secretary.

91.            The Agreement also states, Transfer of securities shall be made and effected by AST and shall be registered and new certificates issued upon surrender of the old certificates, in form deemed by AST properly endorsed for transfer, with all necessary endorser’s signatures guaranteed in such manner and form as AST requires by a guarantor reasonably believed by Action to be responsible accompanied by such assurances as AST shall deem necessary or appropriate to evidence the genuineness and effectiveness of such necessary endorsement, and satisfactory evidence of compliance with all applicable laws relating to collection of taxes, if any that all transfer of securities and issuance and certificates shall be at a fee chargeable by Action at its discretion. Such fee to be paid by such person, persons, firms or corporations requesting such transfer.

92.            Furthermore the Agreement states AST shall maintain customary records in connection with its agency, all of which shall be available for inspection by the Company at all reasonable times.

93.            Without proper documentation from Remo AST recognized Remo as CEO of ADHC and his alleged controlling interest in ADHC. In doing so, AST breached its obligations under the Agreement.

94.            As a result of the foregoing ADHC has sustained suffered damages in excess of $2,000,000.00.

Ninth Cause of Action

(Negligence against AST)

95.            Plaintiff repeats and realleges the allegations set forth in paragraphs 1 through 94 as though set forth fully herein

96.            AST was hired to perform services for ADHC.

97.            Pursuant to the Agreement and applicable codes, rules and/or standards in the industry AST owed a duty to ADHC to properly perform services for ADHC.

98.            AST, in violation of the aforesaid duties, negligently, carelessly or recklessly performed its obligations by among other acts recognizing Remo as an officer of ADHC and recognizing ADHC Wyoming as an affiliate of ADHC.

99.            As a direct and proximate result of AST’s aforesaid conduct ADHC sustained severe and substantial damages which exceed $2,000,000.00.

WHEREFORE, Saveene Corp., and American Diversified Holdings Corp. demand judgment as follows:

A.              On the First Cause of Action of the Complaint awarding judgment in favor of Saveene Corp., and against Ernest Remo and ADHC Wyoming, jointly and severally, in an amount to be determined at trial, but presently estimated to exceed $500,000.00 together with interest thereon and the costs and disbursements of this action.

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B.              On the Second Cause of Action of the Complaint awarding judgment in favor of Saveene Corp., and against Ernest Remo and ADHC Wyoming, jointly and severally, in an amount to be determined at trial, but presently estimated to exceed $500,000.00, together with interest thereon and the costs and disbursements of this action.

C.              On the Third Cause of Action of the Complaint awarding judgment in favor of Saveene Corp., and against Ernest Remo and ADHC Wyoming, jointly and severally, in an amount to be determined at trial, but presently estimated to exceed $500,000.00, together with interest thereon and the costs and disbursements of this action.

D.              On the Fourth Cause of Action of the Complaint awarding judgment in favor of Saveene Corp., and against Ernest Remo and ADHC Wyoming, jointly and severally, in an amount to be determined at trial, but presently estimated to exceed $500,000.00, together with interest thereon and the costs and disbursements of this action.

E.               On the Fifth Cause of Action of the Complaint awarding judgment in favor of Saveene Corp., and against Ernest Remo and ADHC Wyoming, jointly and severally, in an amount to be determined at trial, but presently estimated to exceed $500,000.00, together with interest thereon and the costs and disbursements of this action.

F.               On the Sixth Cause of Action of the Complaint awarding Saveene Corp., an injunction against Ernest Remo and ADHC Wyoming enjoining them from interfering with ADHC and Saveene’s interest in ADHC in any way.

G.              On the Seventh Cause of Action of the Complaint awarding judgment in favor of Saveene Corp., and against Ernest Remo and ADHC Wyoming, jointly and severally, in an amount to be determined at trial, but presently estimated to exceed $500,000.00, together with interest thereon and the costs and disbursements of this action.

H.              On the Eighth Cause of Action of the Complaint awarding judgment in favor of American Diversified Holdings Corp. and against Action Stock Transfer Corp., in an amount to be determined at trial, but presently estimated to exceed $2,000,000.00, together with interest thereon and the costs and disbursements of this action.

I.                On the Ninth Cause of Action of the Complaint awarding judgment in favor of American Diversified Holdings Corp. and against Action Stock Transfer Corp., in an amount to be determined at trial, but presently estimated to exceed $2,000,000.00, together with interest thereon and the costs and disbursements of this action.

J.                On all causes of action, for interest at the statutory rate, taxable costs and disbursements, reasonable attorneys’ fees to the extent allowable at law, and for such other and further relief as to the Court may seem just and proper.

Dated:     October 26, 2021

New York, New York

/s/ Martin Shell
Martin Shell, Esq.
Attorney for Plaintiff
The Shell Law Firm, PLLC
11 Broadway, Suite 615
New York, New York 10004

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